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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 22, 2000 relating to the financial statements and financial statement schedule of InterNAP Network Services Corporation which appear in InterNAP Network Services Corporation's Registration Statement on Form S-1, as amended (File No. 333-95503).

/s/ PricewaterhouseCoopers LLP
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Seattle,Washington
June 28, 2000